Exhibit 99.1

Cash America Hosts Investor/Analyst Day in Chicago

FORT WORTH, Texas--(BUSINESS WIRE)--October 30, 2009--Cash America International, Inc. (NYSE: CSH) today announced that it will host an investor/analyst day in Chicago, Illinois on Tuesday, November 3, 2009. This investor/analyst day will include executive management presentations to discuss corporate strategy and performance followed by a question and answer session. The presentations will begin at 8:00 am CT and should conclude around noon. The Company intends to webcast the event for those not able to attend in person.

The event will be webcast live on the Investor Relations section of the Company’s corporate web site located at www.cashamerica.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents at www.streetevents.com. To listen to the event live, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. The web cast will also be archived on the Company’s website at www.cashamerica.com for 90 days following the event.

About the Company

As of September 30, 2009, Cash America International, Inc. had 1,034 total locations offering specialty financial services to consumers, including 660 pawn lending locations (including 15 unconsolidated franchised locations), consisting of 503 locations operating in 22 states in the United States under the names “Cash America Pawn” and “SuperPawn” and 157 pawn lending locations, of which the Company is a majority owner, operating in 19 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” In addition, as of September 30, 2009, the Company had 248 cash advance storefront locations operating in six states in the United States under the names “Cash America Payday Advance” and “Cashland” and 121 unconsolidated franchised and five Company-owned check cashing centers operating in 16 states in the United States under the name “Mr. Payroll.” Additionally, as of September 30, 2009, the Company offered short-term cash advances over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and in Australia at http://www.dollarsdirect.com.au. The Company also owns a card services business that processes cash advances on behalf of a third-party lender with balances outstanding in all 50 states and one other United States territory as of September 30, 2009.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.quickquid.co.uk	http://www.dollarsdirect.com.au
http://www.strikegoldnow.com	http://www.cashlandloans.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who offer products and services to or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of our executive officers, the effect of any current or future litigation proceedings on the Company, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which we operate and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100